UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of Earliest Event Reported): July 29, 2004





                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)






        Mississippi                   0-22606                    64-0665423
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                      Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of Principal Executive Offices)





       Registrant's Telephone Number, Including Area Code: (601) 445-5576

Item 5.  Other Events and Required FD Disclosure.

         On July 28, 2004, Britton & Koontz Capital Corporation (the "Company") issued a press release that announced the earnings for the Company for the three and six months ended June 30, 2004. This press release is attached as Exhibit
99.1 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                     99.1 Press Release dated July 28, 2004


Item 9. Regulation FD Disclosure.(Information in this Item 9 is being furnished pursuant to Item 12)

         The following information is being furnished under "Item 12. Disclosure of Results of Operations and Financial Condition" pursuant to interim guidance issued by the Securities and Exchange Commission on March 27, 2003 in Release No. 33-8216:

On July 28, 2004, Britton & Koontz Capital Corporation (the "Company") issued a press release that announced the earnings for the Company for the three and six months ended June 30, 2004. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




July 29, 2004                               /s/ W. Page Ogden
                                            ___________________________________

                                            W. Page Ogden
                                            Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number          Item

99.1              Press Release dated July 28, 2004

                                  EXHIBIT 99.1

Britton & Koontz Capital Corporation


500 Main Street                     601-445-5576
P O Box 1407                        601-445-2481  Fax
Natchez, MS  39121                  corporate@bkbank.com

FOR IMMEDIATE RELEASE:              FOR MORE INFORMATION:
---------------------               -----------------------------------------
July 28, 2004                       W. Page Ogden, Chairman & CEO
(Nasdaq - BKBK)                     William M. Salters, Chief Financial Officer


          BRITTON & KOONTZ CAPITAL REPORTS 2004 SECOND QUARTER EARNINGS


             Natchez,   Miss.,   July  28,  2004  -  Britton  &  Koontz  Capital
Corporation ("B&K Capital" or "the Company") today reported that net income for the three months ended June 30, 2004, increased to $681 thousand or $0.32 per diluted share from $667 thousand or $0.31 per diluted share for the same period in 2003. Returns on average assets and average equity were 0.72% and 9.02%, for 2004, compared to 0.78% and 8.83% in 2003. Net income for both periods was stable; of note were two non-recurring items that offset each other. Non-interest expense increased as a result of additional costs of deferred compensation associated with the retirement and/or resignation of three senior employees. Non-interest income rose as a result of a gain from the sale and consolidation of the bank's Shields Lane Branch in Natchez, Mississippi.

             For the six months ended June 30, 2004, net income and diluted earnings per share were $1.3 million and $0.62 per share compared to $1.5 million and $0.69 per share for the same period in 2003. Returns on average assets and average equity were 0.70% and 8.59%, for 2004, compared to 0.87% and 9.55% in 2003. The decrease is primarily due to the slowdown in mortgage originations causing revenues to fall during 2004 compared to 2003.

             Net interest income remained relatively stable for the three and six months ended June 30, 2004. The effects associated to net interest income from higher volumes were offset by the lower interest rate environment.


About Britton & Koontz

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz Bank, N.A. which maintains six offices in Natchez, Vicksburg and Madison, Mississippi and three offices in Baton Rouge, Louisiana. As of June 30, 2004, the Company reported assets of $378.9 million and equity of $29.5 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at July 28, 2004, amounted to 2,113,087.

Forward Looking Statements

         This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.





                                       ###



                     Britton and Koontz Capital Corporation
                              Financial Highlights
             (Unaudited-Amounts in thousands, except per share data)


                                                         For the Three Months             For the Six Months
                                                            Ended June 30,                  Ended June 30,
                                                    ------------------------------  -----------------------------
                                                            2004            2003            2004            2003
                                                    ------------------------------  -----------------------------

Interest income                                           $ 4,956         $ 5,001         $ 9,791        $ 9,904
Interest expense                                           (1,542)         (1,639)         (3,119)        (3,211)
                                                    --------------  --------------  --------------  -------------
Net interest income                                         3,414           3,362           6,672          6,693
Provision for loan losses                                    (120)           (135)           (240)          (270)
                                                    --------------  --------------  --------------  -------------
Net interest income after
 provision for loan losses                                  3,294           3,227           6,432          6,423
Non-interest income                                           764             695           1,335          1,357
Non-interest expense                                       (3,191)         (2,875)         (6,137)        (5,648)
                                                    --------------  --------------  --------------  -------------
Income before income taxes                                    867           1,047           1,630          2,132
Income taxes                                                 (186)           (380)           (324)          (678)
                                                    --------------  --------------  --------------  -------------
Net income                                                  $ 681           $ 667         $ 1,306        $ 1,454
                                                    ==============  ==============  ==============  =============

Return on Average Assets                                    0.72%           0.78%           0.70%          0.87%
Return on Average Equity                                    9.02%           8.83%           8.59%          9.55%

Diluted:

Net income per share                                       $ 0.32          $ 0.31          $ 0.62         $ 0.69
Weighted average shares outstanding                     2,118,162       2,117,686       2,118,371      2,114,654




                                                      June 30,       December 31,
                                                        2004            2003
                                                    --------------  --------------


Total assets                                             $378,943        $374,406
Cash and due from banks                                     9,003           8,360
Federal funds sold                                             13              41
Investment securities                                     134,266         141,135
Loans, net of unearned interest                           220,724         209,693
Deposits-interest bearing                                 191,820         195,411
Deposits-non interest bearing                              38,066          37,523
Total Deposits                                            229,886         232,934
Short Term debt                                            39,333          54,217
L/T debt, inc junior subordinated debentures               75,353          52,844
Stockholders' equity                                       29,477          30,197
Book value (per share)                                    $ 13.95         $ 14.29
Total shares outstanding                                2,113,087       2,113,087




